                                                                   Exhibit 10.31
                                                                   -------------

The following is a fair and accurate English translation of the original contract.


                                   AGREEMENT
                                   ---------
                                    BETWEEN

                  FRITZ WOLFF, 26 SOUTH MALL, CORK, IRELAND,
                AND BIRAND LTD AND TELEINVEST LTD., DOUGLAS/LOM
                  AND HIS DIRECTLY INDIRECTLY HELD COMPANIES
          INSOFAR AS THEY WERE AND STILL ARE INVOLVED IN UTG MATTERS,
                            REPRESENTED BY F. WOLFF

                                      AND

                          UTG COMMUNICATION INT. INC.
                              AND THE WHOLE GROUP
                               18 CATTANO AVENUE
                           MORRISTOWN, NJ 07960, USA
                            REPRESENTED BY U. ERNST


PREAMBLE
--------

This agreement shall settle all disputes.  Therefore the following was agreed:

1. All outstanding bills which have been billed by F. Wolff, Birand Ltd. or otherwise are herewith declared null and void and there are no claims outstanding.

2. The automobile Range Rover is being offered for free by UTG as of May 1, 1998 and taken over by TCG according to the attached agreement.

3. The monies for salaries and expenses in the amount of CHF 550.000 withdrawn between February and October 1997 are accepted by UTG and no reimbursements shall be made.

4. The equity interest in UTG Hungary and UTG Poland have been explicitly transferred to F. Wolff pursuant to agreements with K. Rhea and were offered for purchase and transferred to Mr. Wolff against the assumption of all liabilities. UTG Inc. shall not derive any claims with respect thereto in the future.

5. With respect to the remaining points which needed clarification, such as the facts of the whereabouts of the shares of UTGC at Telenor and Multicom of Interfinance and the valuation of the assets of Multicom as of April 1, 1997 in the amount of approximately BF 840,000.00, Mr. Wolff shall give sufficient explanation. Mr. Wolff also agrees to be available for further information. Any travel expenses shall be reimbursed by UTG.

6. F.K. Wolff voluntarily agrees to make funds available for the reorganization of the Company without acknowledgement of any liability vis-a-vis the UTG companies. In return, the management respectively the supervisory body of the UTG group shall release Mr. Wolff from his liabilities as a board member, director and chairman of the companies.

7. TeleInvest Ltd. herewith irrevocably assigns 300,000 (three hundred thousand) shares of UTGC to the UTG group without compensation. These shares are immediately transferred to UTG Comm. Int. Inc and F.W. Wolff shall submit the respective certificates not later than May 31, 1998 together with a stock power issued by TeleInvest Ltd. and guaranteed by a broker or a bank (Medallion Guarantee).

     UTG had a stock split of 13:1 and gave TeleInvest Ltd. a three-year option for 23,077 UTGC shares (twenty-three thousand and seventy-seven) for the price of USD 15.00. All rights with respect to this stock split according to Exhibit A shall remain with TeleInvest.

8. The parties herewith agree to collaborate in further projects. In the event of future procurements of mergers and acquisitions and of single business contacts a commission of 5% shall be paid and in the event of wholesale business a commission on turnover, which shall be agreed upon on a case-by-case basis.

9. The attached purchase agreement of 200'000 UTG shares between Interfinance and F.K. Wolff / TeleInvest Ltd. forms an integrated part of this agreement. Both agreements shall be effective upon signing.

10. All disputes arising in connection with this agreement shall be decided by the courts of Zug. The applicable law shall be the Swiss Code of Obligations.

For UTG Int'l. Inc.           F.K. Wolff               Birand Ltd.              TeleInvest Ltd.
/s/ Ueli Ernst                /s/ Fritz K. Wolff       /s/ Fritz K. Wolff       /s/ Fritz K. Wolff
-------------------           ------------------       ------------------       ------------------
for all the present and                                by power of              by power of
former subsidiaries                                    attorney                 attorney

                              PURCHASE AGREEMENT
                              ------------------

between

Fritz Wolff,                       TeleInvest Ltd.
26 South Mall         and          Victory House
Cork, Ireland                      Business Center
                                   Douglas / Isle of Man

                      Seller

and

Interfinance Inv. Co. Ltd.
Postfach 13
8954 Geroldswil

                      Buyer

1. The sellers agree to sell 200,000 shares of UTGC (respectively 15,384 shares after the split) for a lump sum of Fr. 50,000.00 (Fr. fifty thousand) to the buyer. The options and other rights acquired with the split shall remain with the sellers.

2. The full purchase price is to be paid at the time of the transfer of the original shares (cash against delivery). These shares shall be delivered together with the respective stock power. The signature thereof has to be confirmed by a Medaillon Guarantee of a bank or of a broker. The payment is to be made by certified check drawn to one of the major Swiss banks, made out to the order of TeleInvest Ltd.

3. This purchase agreement shall be executed by May 31. 1998 and the shares shall be irrevocably transferred pursuant to section 2.

4. The laws of Switzerland shall be applicable. The courts of Zurich shall decide any disputes arising in connection with of this purchase agreement.

The Sellers                                           The Buyer
Fritz K. Wolff                                        Interfinance Inv. Co. Ltd.

/s/ Fritz K. Wolff                                    /s/ Ueli Ernst
----------------------------                          --------------------------

TeleInvest Ltd.

/s/ Fritz K. Wolff
-----------------------------
by power of attorney

                                       3